As Filed with the Securities and Exchange Commission on October 26, 2007
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 Registration (No. 333-118767)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BAUSCH & LOMB INCORPORATED

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-0345235 (I.R.S. Employer Identification No.)

ONE BAUSCH & LOMB PLACE, ROCHESTER, NEW YORK 14604-2701

(Address of Principal Executive Offices)

BAUSCH & LOMB INCORPORATED

2003 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Clay C. Arnold
Senior Counsel
Bausch & Lomb Incorporated
One Bausch & Lomb Place
Rochester, New York 14604-2701
(585) 338-5529
(Name, address and telephone number, including area code, of agent for service)

Deregistration of Securities

Bausch & Lomb Incorporated (the “Company”) hereby deregisters all the shares of common stock of the Company (the “Common Stock”) previously registered under its Registration Statement on Form S-8 (File No. 333-118767) and remaining available thereunder. In connection with its merger with WP Prism Merger Sub Inc., the Company will no longer offer Common Stock under the Bausch & Lomb Incorporated 2003 Long-Term Incentive Plan.

ITEM 8.          EXHIBITS

Exhibit
Number	Description

24.1	Power of Attorney

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-118767) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 26th day of October, 2007.

BAUSCH & LOMB INCORPORATED

By:	/s/ A. Robert D. Bailey
Name: A. Robert D. Bailey
Title: Vice President, Assistant General Counsel
and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-118767) has been signed by the following persons in the capacities indicated and as of the dates indicated.

Signature	Title	Date

*	Chairman, Chief Executive Officer	October 26, 2007
Ronald L. Zarrella	(principal executive officer)

Chief Financial Officer
*	(principal financial officer)	October 26, 2007
Efrain Rivera

2

*	Controller	October 26, 2007
Jurij Z. Kushner	(principal accounting officer)

*		October 26, 2007
Sean D. Carney	Director

*		October 26, 2007
Elizabeth Weatherman	Director

*		October 26, 2007
D. Scott Mackesy	Director

* By A. Robert D. Bailey, Attorney-in-fact
/s/ A. Robert D. Bailey	Vice President,	October 26, 2007
A. Robert D. Bailey	Assistant General Counsel,
Assistant Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

24.1	Power of Attorney

3